EXHIBIT 4.6


                          CONSULTING SERVICES AGREEMENT

CONSULTING  SERVICES AGREEMENT (this "Agreement") is entered into as of February
12,  2004  by  and  between  MaxxZone.com,   Inc.,  a  Nevada  corporation  (the
"Company"), and Dan Hollis (the "Consultant").

                                    RECITALS

         A. The Company desires to be assured of the association and services of Consultant and to avail itself of Consultant's experience, skills, abilities, knowledge and background and is therefore willing to engage Consultant upon the terms and conditions set forth herein; and

         B. Consultant agrees to be engaged and retained by the Company upon the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the covenants, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

         1. CONSULTING SERVICES. Consultant shall, on a part-time basis, provide business planning and merger/acquisition planning services to the Company (the "Consulting Services").

         2. TERM. The term of this Agreement shall commence as of the date hereof and shall be effective a period of one year (the "Term"). This agreement may be extended under the same terms by mutual agreement between Consultant and the Company.

         3. DIRECTION, CONTROL AND COORDINATION. Consultant shall perform the Consulting Services under the sole direction and with the approval of the Company's Board of Directors or an officer of the Company to whom such direction is delegated by resolution of the Board of Directors.

         4. DEDICATION OF RESOURCES. Consultant shall devote such time, attention and energy as is necessary to perform and discharge the duties and responsibilities under this Agreement in an efficient, trustworthy and professional manner.

         5. STANDARD OF PERFORMANCE. Consultant shall use its best reasonable efforts to perform its consulting services as an advisor to the Company in an efficient, trustworthy and professional manner. Consultant shall perform its consulting services to the sole satisfaction of, and in conjunction and cooperation with, the Company.

         6. COMPENSATION. The Company shall pay to Consultant a total of five million (5,000,000) shares of common stock of the Company (the "Common Stock") in exchange for the Consulting Services. The Company shall issue 3,250,000 shares of the Common Stock to the Consultant upon the execution of this Agreement by both parties to this Agreement. The

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Company  hereby  covenants  that it shall issue  1,750,000  shares of the Common
Stock to the Consultant promptly upon the effectiveness of the Company amending its Articles of Incorporation to authorize the Company to issue a sufficient number of shares of Common Stock so that it may issue such 1,750,000 shares of the Common Stock to the Consultant.

         7. REGISTRATION OF THE COMMON STOCK. Commencing on the date hereof, the Company shall use its best efforts to promptly register the Common Stock pursuant to the Securities Act of 1933, as amended, on Securities and Exchange Commission ("SEC") Form S-8. Consultant hereby covenants that if he or she is or becomes a director, officer, holder of ten percent (10%) of the equity and/or voting securities of the Company, or is, or becomes an "affiliate" of the Company (for the purposes of this Agreement, "affiliate" shall mean an affiliate of, or person affiliated with, a specified person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified), he or she will not offer to sell or resell the Common Shares registered on Form S-8, except pursuant to the provisions of SEC Rule 144, pursuant to a reoffer prospectus in compliance with Form S-8 or pursuant to such other registration statement acceptable to the Company in its sole discretion.

         8. KNOWLEDGE OF INVESTMENT AND ITS RISKS. Consultant has knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Consultant's investment in the Common Stock. Consultant understands that an investment in the Company represents a high degree of risk and there is no assurance that the Company's business or operations will be successful. Consultant has considered carefully the risks attendant to an investment in the Company, and that, as a consequence of such risks, Consultant could lose Consultant's entire investment in the Company.

         9. INVESTMENT  INTENT.  Consultant  hereby represents and warrants that
(i) it is acquiring the Common Stock for investment for the Consultant's own account, not as a nominee or agent and not with a view to the resale or distribution of all or any part of the Common Stock, and Consultant has no present intention of selling, granting any participation in or otherwise distributing any of the Common Stock within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and (ii) Consultant does not have any contracts, understandings, agreements or arrangements with any person and/or entity to sell, transfer or grant participations to such person and/or entity, with respect to any of the Common Stock.

         10. ACCREDITED INVESTOR. The Consultant is an "Accredited Investor," as that term is defined by Rule 501 of Regulation D promulgated under the Securities Act.

         11. DISCLOSURE. Consultant has reviewed information provided by the Company in connection with the decision to purchase the Stock, including Consultant's publicly-available filings with the SEC. The Company has provided Consultant with all the information that Consultant has requested in connection with the decision to purchase the Common Stock. Consultant further represents that Consultant has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company. All such questions have been answered to the full satisfaction of Consultant.

         12. NO REGISTRATION. Consultant understands that it must bear the economic risk of its investment in the Company for an indefinite period of time. Consultant further understands that

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(i) neither the offering  nor the sale of the Common  Stock has been  registered under the Securities Act or any applicable state securities laws or securities laws of other applicable jurisdictions in reliance upon exemptions from the registration requirements of such laws, (ii) the Common Stock must be held by Consultant indefinitely unless the sale or transfer thereof is subsequently registered under the Securities Act and any applicable state securities laws, or an exemption from such registration requirements is available, (iii) Section 7 notwithstanding, the Company is not hereby under an obligation to register any of the Common Stock on Consultant's behalf or to assist Consultant in complying with any exemption from registration, and (iv) Consultant will rely upon the representations and warranties made by the Company in this Agreement in order to establish such exemptions from the registration requirements of the Securities Act and applicable state securities laws or securities laws of other applicable jurisdictions.

         13.  TRANSFER  RESTRICTIONS.  Consultant  will not  transfer any of the
Common Stock unless such transfer is exempt from registration under the Securities Act and applicable state securities laws or securities laws of other applicable jurisdictions, and, if requested by the Company, Consultant has furnished an opinion of counsel satisfactory to the Company that such transfer is so exempt. Consultant understands and agrees that (i) the certificate or certificates evidencing the Common Stock will bear appropriate legends indicating such transfer restrictions placed upon the Common Stock, (ii) the Company shall have no obligation to honor transfers of any of the Common Stock in violation of such transfer restrictions, and (iii) the Company shall be entitled to instruct any transfer agent or agents for the securities of the Company to refuse to honor such transfers.

         14. LEGENDS. Consultant understands that certificates or other evidence of the Common Stock may bear a legend substantially similar to the following:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT THAT IS THEN APPLICABLE TO THE SHARES, AS TO WHICH THE PRIOR OPINION OF COUNSEL MAY BE REQUIRED BY THE ISSUER OR ISSUER'S TRANSFER AGENT.

         15. ADDITIONAL COVENANTS. Consultant covenants that it shall not engage in any activities which are in connection with the offer or sale of securities of the Company in a capital-raising transaction or directly or indirectly promote or maintain a market for the Company's securities.

         16. CONFIDENTIAL INFORMATION. Consultant recognizes and acknowledges that by reason of performance of Consultant's services and duties to the Company (both during the Term and before or after it) Consultant has had and will continue to have access to confidential information of the Company and its affiliates, including, without limitation, information and knowledge pertaining to products and services offered, inventions, innovations, designs, ideas, plans, trade secrets, proprietary information, advertising, distribution and sales methods and systems, and relationships between the Company and its affiliates and customers, clients, suppliers and others

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who have business  dealings with the Company and its  affiliates  ("Confidential
Information"). Consultant acknowledges that such Confidential Information is a valuable and unique asset and covenants that it will not, either during or for three (3) years after the term of this Agreement, disclose any such Confidential Information to any person for any reason whatsoever or use such Confidential Information (except as its duties hereunder may require) without the prior written authorization of the Company, unless such information is in the public domain through no fault of the Consultant or except as may be required by law. Upon the Company's request, the Consultant will return all tangible materials containing Confidential Information to the Company.

         17. RELATIONSHIP. This agreement does not create, and shall not be construed to create, any joint venture or partnership between the parties, and may not be construed as an employment agreement. No officer, employee, agent, servant, or independent contractor of Consultant nor its affiliates shall at any time be deemed to be an employee, agent, servant, or broker of the Company for any purpose whatsoever solely as a result of this Agreement, and Consultant shall have no right or authority to assume or create any obligation or liability, express or implied, on the Company's behalf, or to bind the Company in any manner or thing whatsoever.

         18. NOTICES. Any notice required or desired to be given under this Agreement shall be in writing and shall be deemed given when personally delivered, sent by an overnight courier service, or sent by certified or registered mail to the following addresses, or such other address as to which one party may have notified the other in such manner:

If to the Company:                  MaxxZone.com, Inc.
                                    1770 N. Green Valley Parkway
                                    Henderson, Nevada 89014

If to the Consultant:               Dan Hollis

                                    ------------------------

                                    ------------------------

         19. APPLICABLE LAW. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of Washington.

         20. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions of this Agreement.

         21. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such party. No waiver shall be valid unless in writing and signed by an authorized officer of the Company or Consultant.

         22. ASSIGNS AND ASSIGNMENT. This Agreement shall extend to, inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns; provided, however, that this Agreement may not be assigned or transferred, in whole or in part, by the Consultant except with the prior written consent of the Company.

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         23. ENTIRE AGREEMENT.  This Agreement contains the entire understanding of the parties with respect to its subject matter. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

         24. COUNTERPARTS. This Agreement may be executed by facsimile and in counterparts each of which shall constitute an original document, and both of which together shall constitute the same document.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


         The Company:                       MAXXZONE.COM, INC.



                                            By:
                                                -------------------------------
                                                Name:  Victor Romero
                                                Title:  Attorney-in-Fact


         The Consultant:

                                            By:
                                                -------------------------------
                                                Name:  Dan Hollis